Exhibit 99.1

Pareteum Provides Update on Nasdaq Delisting

NEW YORK, NY – November 10, 2020 – Pareteum Corporation (Nasdaq: TEUM), a global cloud communications platform company, announced today that the Company notified the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) that it would not be able to file its Quarterly Report on Form 10-Q for the period ended September 30, 2019, its amended Annual Report on Form 10-K/A for the year ended December 31, 2018, its Annual Report on Form 10-K for the year ended December 31, 2019 or its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 (collectively, the “Delinquent Filings”) by November 9, 2020, the date by which the Panel had required the Company to make such Delinquent Filings in order for the Company’s common stock to remain listed on Nasdaq.

In response to the Company’s notice to Nasdaq that it would not satisfy the conditions to the exception granted by the Panel, Nasdaq notified the Company be letter dated November 10, 2020 that the Company’s common stock would be delisted and that trading of the Company’s common stock on Nasdaq’s Capital Market will be suspended effective at the open of business on November 12, 2020.

After the trading of the Company’s common stock is suspended by Nasdaq, the common stock is expected to trade on the Pink OTC Markets, Inc. (the “Pink Sheets”). The Company can provide no assurance that the Company’s common stock will commence trading on this market, whether broker-dealers will continue to provide public quotes of the common stock on this market, whether the trading volume of the common stock will be sufficient to provide for an efficient trading market or whether quotes for the common stock will continue on this market in the future. The suspension of trading and formal delisting of the Company’s common stock from Nasdaq, and the expected transition to the Pink Sheets, does not affect the Company’s operations or business and does not change its reporting requirements under the rules of the SEC.

In a separate press release, the company issued a shareholder letter which provides an update on recent progress that has been made at the Company including business highlights, the completion of our internal investigation, an update on the restatement process we announced in the fourth quarter of 2019, as well as our plans to apply for relisting on Nasdaq or another national securities exchange.

About Pareteum Corporation

Pareteum is an experienced provider of Communications Platform as a Service solutions. Pareteum empowers enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including risks arising from the novel coronavirus (COVID-19) pandemic. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

Media Inquiries
Press@pareteum.com

Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400
Investor.relations@pareteum.com